UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

EXCEL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34698	27-1493212
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 613-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 9, 2012, Excel Trust, Inc. (the “Company”) and Excel Trust, L.P. (the “Operating Partnership”) entered into separate Sales Agreements (collectively, the “Agreements”) with each of Cantor Fitzgerald & Co., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, each as sales agents and/or principals (collectively, the “Managers”). Under the terms of the Agreements, the Company may issue and sell from time to time through or to the Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $50 million (the “Shares”).

Sales of the Shares, if any, under the Agreements will be made in negotiated transactions or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Managers are not required to sell any specific number or dollar amount of the Shares, but each Manager will make all sales on a best efforts basis using its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Managers and the Company. The Company has no obligation to sell any Shares under the Agreements, and may at any time suspend solicitation and offers under the Agreements or terminate the Agreements. The Managers will be paid compensation of up to 2% of the gross sales price per Share for any Shares sold under the Agreements.

The Company intends to contribute the net proceeds from the sales of the Shares to the Operating Partnership, which intends to subsequently use such net proceeds to repay a portion of any outstanding indebtedness under the Company’s unsecured revolving credit facility, for future acquisitions and for other general corporate and working capital purposes.

The Shares will be issued pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on June 14, 2011 (File No. 333-174020), a base prospectus, dated June 14, 2011, included as part of the registration statement, and a prospectus supplement, dated March 9, 2012, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing description of the material terms of the Agreements and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement by and among the Company, the Operating Partnership and Cantor Fitzgerald & Co., which is filed as an exhibit to this report and incorporated herein by reference. The Agreements with the other parties listed above are substantially identical in all material respects except as to the parties, and are omitted from exhibits filed herewith in reliance on Instruction 2 to Item 601 of Regulation S-K. The Company will file copies of the omitted exhibits if so requested by the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

1.1	Sales Agreement, dated as of March 9, 2012, among the Company, the Operating Partnership and Cantor Fitzgerald & Co.

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto)

The following Agreements are being omitted in reliance on Instruction 2 to Item 601 of Regulation S-K, as discussed in Item 8.01 above:

Sales Agreement, dated as of March 9, 2012, among the Company, the Operating Partnership and Barclays Capital Inc.

Sales Agreement, dated as of March 9, 2012, among the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated

Sales Agreement, dated as of March 9, 2012, among the Company, the Operating Partnership and Wells Fargo Securities, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2012	EXCEL TRUST, INC.

	By:	/s/ S. Eric Ottesen
Name: S. Eric Ottesen
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Sales Agreement, dated as of March 9, 2012, among the Company, the Operating Partnership and Cantor Fitzgerald & Co.

5.1	Opinion of Ballard Spahr LLP

23.1	Consent of Ballard Spahr LLP (contained in the opinion filed as Exhibit 5.1 hereto)